UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Engenio Information Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	91-1235045 (I.R.S. Employer Identification Number)

1621 Barber Lane, Milpitas, CA 95035
(Address of principal executive offices)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

     Securities Act registration statement file number to which this form relates (if applicable): 333-112959

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Class A Common Stock, $0.001 par value	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

-i-

Item 1. Description of Registrant’s Securities to be Registered

     Engenio Information Technologies, Inc. (the “Registrant”) incorporates by reference the description of its securities registered hereunder contained under the heading “Description of Capital Stock” as set forth in the Registrant’s Registration Statement on Form S-1 (File No. 333-112959), as originally filed with the Securities and Exchange Commission (the “Commission”) on February 19, 2004 and subsequently amended (the “S-1 Registration Statement”), and in the prospectus included in the S-1 Registration Statement to be filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 2. Exhibits

The following exhibits are filed as a part of this registration statement:

2.1	(1)	Amended and Restated Certificate of Incorporation

2.2	(2)	Bylaws of Registrant, as amended and restated

2.3	(3)	Form of Specimen Stock Certificate for Registrant’s Class A Common Stock

2.4	(4)	Form of Specimen Stock Certificate for Registrant’s Class B Common Stock

2.5	(5)	Investor Rights Agreement between LSI Logic Corporation and the Registrant, effective as of March 15, 2004

(1)	Incorporated by reference to Exhibit 3.1 to the Registrant’s registration statement on Form S-1, as amended (333-112959)

(2)	Incorporated by reference to Exhibit 3.2 to the Registrant’s registration statement on Form S-1, as amended (333-112959)

(3)	Incorporated by reference to Exhibit 4.1 to the Registrant’s registration statement on Form S-1, as amended (333-112959)

(4)	Incorporated by reference to Exhibit 4.2 to the Registrant’s registration statement on Form S-1, as amended (333-112959)

(5)	Incorporated by reference to Exhibit 4.3 to the Registrant’s registration statement on Form S-1, as amended (333-112959)

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 27, 2004	ENGENIO INFORMATION TECHNOLOGIES, INC.
	By:	/s/ Thomas Georgens Thomas Georgens President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
2.1(1)	Amended and Restated Certificate of Incorporation
2.2(2)	Bylaws of Registrant, as amended and restated
2.3(3)	Form of Specimen Stock Certificate for Registrant’s Class A Common Stock
2.4(4)	Form of Specimen Stock Certificate for Registrant’s Class B Common Stock
2.5(5)	Investor Rights Agreement between LSI Logic Corporation and the Registrant, effective as of March 15, 2004

(1)	Incorporated by reference to Exhibit 3.1 to the Registrant’s registration statement on Form S-1, as amended (333-112959)
(2)	Incorporated by reference to Exhibit 3.2 to the Registrant’s registration statement on Form S-1, as amended (333-112959)
(3)	Incorporated by reference to Exhibit 4.1 to the Registrant’s registration statement on Form S-1, as amended (333-112959)
(4)	Incorporated by reference to Exhibit 4.2 to the Registrant’s registration statement on Form S-1, as amended (333-112959)
(5)	Incorporated by reference to Exhibit 4.3 to the Registrant’s registration statement on Form S-1, as amended (333-112959)